Exhibit 99.02

ZAMBA CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Each of the undersigned, Norman D. Smith and Michael H. Carrel, the Chief Executive Officer and the Chief Financial Officer, respectively, of Zamba Corporation (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 (the “Report”).

Each of the undersigned hereby certifies that:

•      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 14th day of August, 2002.

/s/ Norm Smith
Norman D. Smith Chief Executive Officer

/s/ Michael H. Carrel
Michael H. Carrel Chief Financial Officer